Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sanofi-Aventis, dated December 21, 2006, of our report dated March 28, 2006, with respect to the consolidated financial statements of Sanofi-Aventis included in its Annual Report under Form 20-F for the year ended December 31, 2005.

ERNST & YOUNG Audit

Represented by Valérie Quint and Gilles Puissochet

/s/	Valérie Quint	/s/	Gilles Puissochet

	Valérie Quint		Gilles Puissochet

Paris, France
December 21, 2006